

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information (in thousands except per share data) extracted from the unaudited Consolidated Balance Sheet at September
26, 1999 and the unaudited Consolidated Statement of Operations for the Three
Months Ended September 26, 1999 and is qualified in its entirety by reference to such financial statements.


NOTE: For the three months ended September 26, 1999, the convertible preferred securities were antidilutive and have been excluded from the computation of diluted earnings per share.

</LEGEND>
<CIK>                                      0000918999
<NAME>                            DT INDUSTRIES, INC.
<MULTIPLIER>                                    1,000
<CURRENCY>                                 US Dollars

<PERIOD-TYPE>                                   3-MOS
<FISCAL-YEAR-END>                         JUN-25-2000
<PERIOD-START>                            JUN-28-1999
<PERIOD-END>                              SEP-26-1999
<EXCHANGE-RATE>                                     1
<CASH>                                          8,367
<SECURITIES>                                        0
<RECEIVABLES>                                  54,150
<ALLOWANCES>                                    3,399
<INVENTORY>                                    64,990
<CURRENT-ASSETS>                              209,912
<PP&E>                                        112,451
<DEPRECIATION>                                (35,759)
<TOTAL-ASSETS>                                471,479
<CURRENT-LIABILITIES>                          90,873
<BONDS>                                       119,897
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                          113
<OTHER-SE>                                    178,834
<TOTAL-LIABILITY-AND-EQUITY>                  471,479
<SALES>                                       100,969
<TOTAL-REVENUES>                              100,969
<CGS>                                          78,086
<TOTAL-COSTS>                                  78,086
<OTHER-EXPENSES>                               19,825
<LOSS-PROVISION>                                   21
<INTEREST-EXPENSE>                              3,051
<INCOME-PRETAX>                                   (14)
<INCOME-TAX>                                      324
<INCOME-CONTINUING>                              (338)
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                     (338)
<EPS-BASIC>                                   (0.03)
<EPS-DILUTED>                                   (0.03)



